Exhibit 99.1

Ventas Reports 2018 First Quarter Results

  Strong Earnings and Enhanced Balance Sheet Strength
  Excellent Property Performance with Growth Across All Segments
  Enters Into Mutually Beneficial Agreements with Brookdale Senior Living
  Updates and Improves 2018 Guidance

CHICAGO--(BUSINESS WIRE)--April 27, 2018--Ventas, Inc. (NYSE: VTR) today announced its results for the first quarter ended March 31, 2018:

  Income from continuing operations per diluted common share was $0.22 compared to $0.44 in the same period in 2017. The decline from the first quarter 2017 is mainly due to: the recognition of a $36 million, or $0.10 per share, impairment to an investment in an unconsolidated joint venture consisting principally of skilled nursing facilities that the Company expects to sell in 2018 at a 9 percent capitalization rate on cash rent; and higher deal costs related to the Company’s previously announced transition of a seniors housing portfolio to a newly-formed operator in January 2018.
  Normalized Funds From Operations (“FFO”) per diluted common share grew two percent to $1.05 compared to the same period in 2017. The increase from the first quarter 2017 is principally due to property portfolio growth and accretive investments, partially offset by the cumulative impact of dispositions and receipt of final repayments on loans receivable and related debt reduction.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), was $0.96 compared to $1.03 in the same period in 2017, driven principally by the higher deal costs previously described.

“We are pleased to report a strong start to 2018, with excellent property performance, growth across all segments, and enhanced balance sheet strength,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “We executed on our strategic priorities, including extending and combining our leases for our Brookdale portfolio through 2025, successfully transitioning over 70 private pay seniors housing properties to Eclipse Senior Living, a newly-established, high-quality seniors housing operator, and further building out our best-in-class team. As a result of the strength of our business and these successes, we are raising our full year normalized FFO expectations.”

Mutually Beneficial Agreements with Brookdale Senior Living

Ventas has entered into mutually beneficial agreements (collectively, the “Agreement”) with Brookdale Senior Living (NYSE: BKD) (“Brookdale”). The Agreement combines and extends the Company’s leases with Brookdale, providing support for Brookdale’s operational improvement strategy under its new leadership team and bridging Brookdale’s lease term to take advantage of the coming demand wave of a growing seniors population. Currently, Ventas’s 128 wholly-owned seniors housing communities operated by Brookdale under triple-net leases with the Company (the “Brookdale Portfolio”) generate approximately $180 million in annual cash rent and represent 8 percent of the Company’s annual net operating income (“NOI”). Under the Agreement:

  The Brookdale Portfolio has been substantially combined into a single master lease (the “Master Lease”) with an initial term through December 31, 2025. Brookdale retains two 10-year extension options. Prior to the Agreement, Ventas had nearly $170 million of its $180 million in Brookdale cash rent expiring by 2020. The new Agreement effectively eliminates near-term expirations by extending maturities through 2025.
  Ventas will provide Brookdale with a cash rent credit averaging $6 million per year commencing May 1, 2018. The Master Lease contains annual rent escalators equal to the lesser of 2.25 percent or four times CPI, commencing January 1, 2019. The transactions will increase Ventas’s 2018 normalized FFO per share modestly, as cash rent should now approximate rent recognized under generally accepted accounting principles (“GAAP”). Prior to the Agreement, cash rent exceeded rent recognized under GAAP. The Company will record a non-cash expense of $22 million in connection with the Brookdale Agreement.
  The Master Lease remains guaranteed by Brookdale Senior Living, Inc., and includes enhanced credit and structural protections for Ventas. The Agreement also includes a streamlined, objective change of control (“COC”) standard for Brookdale. If a COC occurs, Ventas’s credit protections are automatically further strengthened and Ventas will receive certain additional rights, fees and protections.
  To optimize and further improve the portfolio, Brookdale and Ventas intend to actively pursue the sale of certain Brookdale Portfolio properties totaling up to $30 million in cash rent (the “Sale Assets”). If Ventas sells any or all of the Sale Assets, it will receive all of the net sale proceeds and Brookdale will receive a 6.25 percent rent credit (cash rent reduction) thereon. In addition, under the Agreement, Ventas has the right to transition assets in the Brookdale Portfolio to other operators under certain conditions.
  Brookdale has committed to certain annual capital expenditures to maintain the Brookdale Portfolio and Ventas has agreed to consider making additional capital investments for a market return to align the parties' interests and further enhance the competitiveness and performance of the communities.
  Pro forma for the Agreement, Ventas has less than $2 million of seniors housing triple-net rent (0.1 percent of its total NOI) with renewals through the end of 2020, and the weighted average lease maturity on its entire triple-net leased portfolio is extended to 10 years.

First Quarter 2018 Portfolio Performance

  For the first quarter 2018, the Company’s same-store total property portfolio (1,049 assets) cash NOI grew 2.6 percent compared to the same period in 2017. Same-store cash NOI growth for the total portfolio and by segment for the first quarter 2018 follows:

Same-Store Cash NOI
Q1 2018
Reported Growth

Triple-Net	4.4%
Seniors Housing Operating Portfolio (“SHOP”)	0.7%
Office	2.2%
Total Company	2.6%

First Quarter 2018 and Recent Highlights

  Building Winning Platforms: Ventas successfully transitioned management of an owned portfolio of over 70 private pay seniors housing communities to Eclipse Senior Living (“ESL”), a newly-formed, high-quality seniors housing operator founded by an experienced, results-driven team of senior living executives led by industry veteran Kai Hsiao. Ventas and ESL, which manages the portfolio under a management contract with Ventas, are well positioned to realize value from the portfolio through operational upside and the benefit of the coming demand wave of a growing senior population.
  Excellent Capital Allocation: Ventas demonstrated continued excellence in capital allocation, including:
    During and immediately following the quarter, Ventas sold properties and received final repayments on loans receivable for proceeds exceeding $300 million, including the full repayment of a well-secured, well-structured loan in the life sciences space. These proceeds were used to retire debt.
    The Company also committed to approximately $80 million of new investments in development and redevelopment projects in attractive markets, principally with Sunrise Senior Living in the New York metropolitan statistical area.
  Enhanced Balance Sheet Strength: The Company’s financial flexibility improved further at quarter end, including a sequential improvement of 0.2x in its net debt to Adjusted Pro Forma EBITDA ratio to 5.5x. To extend the Company’s weighted average debt maturity profile, Ventas also successfully issued $650 million of 4 percent senior notes due 2028 to retire $700 million of 2 percent senior notes that matured in February 2018. In addition, Ventas tendered and retired $600 million of 4 percent senior notes due 2019.
  Strengthened Best-in-Class Team: Peter J. Bulgarelli joined Ventas in April 2018 as Executive Vice President of Office and President and Chief Executive Officer of Lillibridge Healthcare Services, Inc. to lead the Company’s integrated 25 million square foot outpatient medical office building and university-based life science portfolio. Bulgarelli is a member of the Ventas executive leadership team and is based at the Company’s Chicago headquarters. Bulgarelli joins Ventas following a successful 28-year career at Jones Lang LaSalle, Incorporated (“JLL”), most recently leading JLL’s industry focused businesses including healthcare, life sciences and higher education, including academic medical centers.

Updated and Improved 2018 Guidance

Ventas updated its guidance ranges for 2018 income from continuing operations per share, NAREIT FFO per share and same-store cash NOI growth in addition to improving its expectations for 2018 normalized FFO per share. The Company’s current guidance ranges are as follows:

	Full Year 2018 Guidance
	04/27/2018 Range
	Low		High

Income from Cont. Ops	$1.21	─	$1.26
NAREIT FFO	$3.76	─	$3.84
Normalized FFO	$3.99	─	$4.07

	Full Year 2018 Projected Same-Store Cash NOI Growth
	04/27/2018 Range
	Low		High

Triple-Net	2%	─	3%
SHOP	(4%)	─	(1%)
Office	1.75%	─	2.75%
Total Company	0.5%	─	1.5%

The Company’s updated normalized FFO per share guidance range of $3.99 to $4.07 represents a three-cent improvement at the midpoint compared to its previously disclosed guidance of $3.95 to $4.05, driven by the strong start to the year and the impact of the Brookdale Agreement.

Ventas’s updated same-store cash NOI growth guidance includes the impact of the cash rent credit on the Brookdale Portfolio beginning at the time of the Agreement, resulting in modestly lower forecasted 2018 same-store triple-net and total Company cash NOI growth compared to the Company’s previously disclosed guidance. Ventas’s SHOP and Office same-store cash NOI growth guidance ranges remain unchanged.

The Company now expects $1.25 billion in proceeds from asset dispositions and loan repayments for the full year 2018 at a GAAP rate of over eight percent, the proceeds of which will principally be used to retire debt. The Company has not included dispositions of the Brookdale Sale Assets in its updated guidance. The change in income from continuing operations per share guidance is principally driven by (a) the change in disposition assumptions and the related inclusion of the previously-described impairment on an equity interest in an unconsolidated joint venture chiefly consisting of skilled nursing assets, which Ventas intends to sell in 2018; and (b) the previously-described non-cash expense related to the Brookdale Agreement.

The Company’s guidance does not include new acquisitions. Guidance continues to include the funding of $425 million for the full year 2018 in high-quality development and redevelopment projects, mostly in Ventas’s attractive university-based life science and medical office businesses. In addition, the Company expects proactive debt refinancing with longer-duration fixed rate debt to exceed $1 billion for the full year 2018.

No equity issuance is included in guidance. The 2018 outlook assumes 359 million weighted average fully-diluted shares. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

First Quarter 2018 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 7181865, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, SEC filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2017 and for the year ending December 31, 2018; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Assets
Real estate investments:
Land and improvements	$2,135,662	$2,151,386	$2,124,979	$2,121,457	$2,127,030
Buildings and improvements	22,078,454	22,216,942	21,975,507	21,866,913	21,909,212
Construction in progress	380,064	344,151	306,179	281,236	213,609
Acquired lease intangibles	1,532,223	1,548,074	1,546,555	1,544,252	1,542,444
	26,126,403	26,260,553	25,953,220	25,813,858	25,792,295
Accumulated depreciation and amortization	(5,789,422)	(5,638,099)	(5,455,389)	(5,241,197)	(5,143,701)
Net real estate property	20,336,981	20,622,454	20,497,831	20,572,661	20,648,594
Secured loans receivable and investments, net	1,212,519	1,346,359	1,352,434	1,395,404	1,398,417
Investments in unconsolidated real estate entities	102,544	123,639	117,185	119,794	108,976
Net real estate investments	21,652,044	22,092,452	21,967,450	22,087,859	22,155,987
Cash and cash equivalents	92,543	81,355	85,063	103,353	91,284
Escrow deposits and restricted cash	71,039	106,898	76,522	68,343	92,175
Goodwill	1,035,248	1,034,644	1,034,500	1,034,057	1,033,488
Assets held for sale	62,534	65,413	35,200	55,555	27,978
Other assets	580,102	573,779	541,060	506,591	518,419
Total assets	$23,493,510	$23,954,541	$23,739,795	$23,855,758	$23,919,331

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,039,812	$11,276,062	$11,424,145	$11,907,997	$11,943,733
Accrued interest	77,764	93,958	95,684	87,248	78,219
Accounts payable and other liabilities	1,134,570	1,183,489	944,438	930,167	947,164
Liabilities related to assets held for sale	60,023	60,265	9,199	9,218	899
Deferred income taxes	244,742	250,092	296,272	296,822	294,057
Total liabilities	12,556,911	12,863,866	12,769,738	13,231,452	13,264,072

Redeemable OP Unitholder and noncontrolling interests	132,555	158,490	171,813	182,154	171,384

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,317; 356,187; 356,163; 356,134; and 354,863; shares issued at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively	89,062	89,029	89,023	89,016	88,698
Capital in excess of par value	13,080,220	13,053,057	13,034,527	13,019,023	12,944,501
Accumulated other comprehensive loss	(14,474)	(35,120)	(40,780)	(45,035)	(53,657)
Retained earnings (deficit)	(2,413,440)	(2,240,698)	(2,351,430)	(2,688,946)	(2,564,936)
Treasury stock, 11; 1; 0; 0; and 0 shares at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively	(553)	(42)	—	—	—
Total Ventas stockholders' equity	10,740,815	10,866,226	10,731,340	10,374,058	10,414,606
Noncontrolling interests	63,229	65,959	66,904	68,094	69,269
Total equity	10,804,044	10,932,185	10,798,244	10,442,152	10,483,875
Total liabilities and equity	$23,493,510	$23,954,541	$23,739,795	$23,855,758	$23,919,331

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2018	2017
Revenues
Rental income:
Triple-net leased	$190,641	$209,327
Office	194,168	185,895
	384,809	395,222
Resident fees and services	514,753	464,188
Office building and other services revenue	3,328	3,406
Income from loans and investments	31,181	20,146
Interest and other income	9,634	481
Total revenues	943,705	883,443
Expenses
Interest	111,363	108,804
Depreciation and amortization	233,150	217,783
Property-level operating expenses:
Senior living	352,220	312,073
Office	60,693	56,914
	412,913	368,987
Office building services costs	115	738
General, administrative and professional fees	37,174	33,961
Loss on extinguishment of debt, net	10,977	309
Merger-related expenses and deal costs	17,336	2,056
Other	3,120	1,188
Total expenses	826,148	733,826
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	117,557	149,617
(Loss) income from unconsolidated entities	(40,739)	3,150
Income tax benefit	3,242	3,145
Income from continuing operations	80,060	155,912
Discontinued operations	(10)	(53)
Gain on real estate dispositions	48	43,289
Net income	80,098	199,148
Net income attributable to noncontrolling interests	1,395	1,021
Net income attributable to common stockholders	$78,703	$198,127
Earnings per common share
Basic:
Income from continuing operations	$0.22	$0.44
Net income attributable to common stockholders	0.22	0.56
Diluted:
Income from continuing operations	$0.22	$0.44
Net income attributable to common stockholders	0.22	0.55

Weighted average shares used in computing earnings per common share
Basic	356,112	354,410
Diluted	358,853	357,572

Dividends declared per common share	$0.79	$0.775

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Revenues
Rental income:
Triple-net leased	$190,641	$205,176	$212,370	$213,258	$209,327
Office	194,168	191,826	189,506	186,240	185,895
	384,809	397,002	401,876	399,498	395,222
Resident fees and services	514,753	457,101	461,700	460,243	464,188
Office building and other services revenue	3,328	3,896	3,196	3,179	3,406
Income from loans and investments	31,181	32,109	32,985	32,368	20,146
Interest and other income	9,634	5,180	171	202	481
Total revenues	943,705	895,288	899,928	895,490	883,443

Expenses
Interest	111,363	111,951	113,869	113,572	108,804
Depreciation and amortization	233,150	232,650	213,407	224,108	217,783
Property-level operating expenses:
Senior living	352,220	313,769	315,598	308,625	312,073
Office	60,693	58,279	60,609	57,205	56,914
	412,913	372,048	376,207	365,830	368,987
Office building services costs	115	1,683	418	552	738
General, administrative and professional fees	37,174	34,930	33,317	33,282	33,961
Loss (gain) on extinguishment of debt, net	10,977	(102)	511	36	309
Merger-related expenses and deal costs	17,336	1,632	804	6,043	2,056
Other	3,120	3,986	13,030	1,848	1,188
Total expenses	826,148	758,778	751,563	745,271	733,826

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	117,557	136,510	148,365	150,219	149,617
(Loss) income from unconsolidated entities	(40,739)	(4,355)	750	(106)	3,150
Income tax benefit	3,242	46,680	7,815	2,159	3,145
Income from continuing operations	80,060	178,835	156,930	152,272	155,912
Discontinued operations	(10)	(15)	(19)	(23)	(53)
Gain on real estate dispositions	48	214,985	458,280	719	43,289
Net income	80,098	393,805	615,191	152,968	199,148
Net income attributable to noncontrolling interests	1,395	1,251	1,233	1,137	1,021
Net income attributable to common stockholders	$78,703	$392,554	$613,958	$151,831	$198,127

Earnings per common share
Basic:
Income from continuing operations	$0.22	$0.50	$0.44	$0.43	$0.44
Net income attributable to common stockholders	0.22	1.10	1.72	0.43	0.56
Diluted:
Income from continuing operations	$0.22	$0.50	$0.44	$0.42	$0.44
Net income attributable to common stockholders	0.22	1.09	1.71	0.42	0.55

Weighted average shares used in computing earnings per common share
Basic	356,112	355,966	355,929	355,024	354,410
Diluted	358,853	359,184	359,333	358,311	357,572

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$80,098	$199,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233,150	217,783
Amortization of deferred revenue and lease intangibles, net	(3,865)	(5,015)
Other non-cash amortization	3,777	2,460
Stock-based compensation	7,124	6,701
Straight-lining of rental income, net	(3,622)	(5,377)
Loss on extinguishment of debt, net	10,977	309
Gain on real estate dispositions	(48)	(43,289)
Loss on real estate loan investments	9	—
Income tax benefit	(3,675)	(4,145)
Loss (income) from unconsolidated entities	40,739	(123)
Gain on re-measurement of equity interest upon acquisition, net	—	(3,027)
Distributions from unconsolidated entities	1,389	2,380
Other	(90)	652
Changes in operating assets and liabilities:
Decrease in other assets	5,263	6,369
Decrease in accrued interest	(16,524)	(4,741)
Decrease in accounts payable and other liabilities	(46,683)	(24,271)
Net cash provided by operating activities	308,019	345,814
Cash flows from investing activities:
Net investment in real estate property	(11,450)	(283,837)
Investment in loans receivable and other	(4,381)	(701,358)
Proceeds from real estate disposals	175,370	85,000
Proceeds from loans receivable	143,094	3,363
Development project expenditures	(73,889)	(86,452)
Capital expenditures	(20,617)	(23,835)
Investment in unconsolidated entities	(39,101)	(26,940)
Insurance proceeds for property damage claims	1,527	1,393
Net cash provided by (used in) investing activities	170,553	(1,032,666)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	273,843	22,822
Proceeds from debt	738,519	797,214
Repayment of debt	(1,217,118)	(20,496)
Purchase of noncontrolling interests	—	(15,809)
Payment of deferred financing costs	(6,318)	(6,384)
Cash distribution to common stockholders	(281,635)	(275,368)
Cash distribution to redeemable OP unitholders	(1,858)	(1,893)
Cash issued for redemption of OP and Class C Units	(655)	—
Contributions from noncontrolling interests	—	2,102
Distributions to noncontrolling interests	(3,339)	(2,410)
Other	(4,687)	3,297
Net cash (used in) provided by financing activities	(503,248)	503,075
Net decrease in cash, cash equivalents and restricted cash	(24,676)	(183,777)
Effect of foreign currency translation	5	(118)
Cash, cash equivalents and restricted cash at beginning of period	188,253	367,354
Cash, cash equivalents and restricted cash at end of period	$163,582	$183,459

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$28,910	$188,919
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(84,995)
Other assets	4,112	(373)
Debt	—	52,462
Other liabilities	15,938	68,676
Deferred income tax liability	—	(19,564)
Noncontrolling interests	—	1,977
Equity issued for redemption of OP and Class C Units	266	22,071

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Cash flows from operating activities:
Net income	$80,098	$393,805	$615,191	$152,968	$199,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233,150	232,650	213,407	224,108	217,783
Amortization of deferred revenue and lease intangibles, net	(3,865)	(4,254)	(5,434)	(5,834)	(5,015)
Other non-cash amortization	3,777	4,872	4,602	4,124	2,460
Stock-based compensation	7,124	6,620	6,527	6,695	6,701
Straight-lining of rental income, net	(3,622)	(5,750)	(6,229)	(5,778)	(5,377)
Loss (gain) on extinguishment of debt, net	10,977	(102)	511	36	309
Gain on real estate dispositions	(48)	(214,985)	(458,280)	(719)	(43,289)
Loss (gain) on real estate loan investments	9	—	(120)	(4)	—
Income tax benefit	(3,675)	(47,980)	(8,515)	(2,959)	(4,145)
Loss (income) from unconsolidated entities	40,739	4,355	(750)	106	(123)
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	(3,027)
Distributions from unconsolidated entities	1,389	767	775	754	2,380
Other	(90)	1,801	6,091	696	652
Changes in operating assets and liabilities:
Decrease (increase) in other assets	5,263	(7,670)	(37,691)	9,710	6,369
(Decrease) increase in accrued interest	(16,524)	(1,620)	8,138	9,291	(4,741)
(Decrease) increase in accounts payable and other liabilities	(46,683)	(15,982)	20,601	(15,607)	(24,271)
Net cash provided by operating activities	308,019	346,527	358,824	377,587	345,814
Cash flows from investing activities:
Net investment in real estate property	(11,450)	(318,193)	(21,999)	(40,655)	(283,837)
Investment in loans receivable and other	(4,381)	(14,086)	(15,800)	(16,875)	(701,358)
Proceeds from real estate disposals	175,370	245,121	510,183	19,570	85,000
Proceeds from loans receivable	143,094	16,736	59,294	21,704	3,363
Development project expenditures	(73,889)	(88,662)	(67,154)	(56,817)	(86,452)
Capital expenditures	(20,617)	(49,171)	(27,435)	(32,117)	(23,835)
Distributions from unconsolidated entities	—	353	5,816	—	—
Investment in unconsolidated entities	(39,101)	(18,821)	(3,351)	(12,108)	(26,940)
Insurance proceeds for property damage claims	1,527	26	—	—	1,393
Net cash provided by (used in) investing activities	170,553	(226,697)	439,554	(117,298)	(1,032,666)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	273,843	45	20,282	341,634	22,822
Proceeds from debt	738,519	53,212	29,928	231,295	797,214
Repayment of debt	(1,217,118)	(143,559)	(568,989)	(636,040)	(20,496)
Purchase of noncontrolling interests	—	—	—	—	(15,809)
Payment of deferred financing costs	(6,318)	(871)	(6,739)	(13,303)	(6,384)
Issuance of common stock, net	—	—	—	73,596	—
Cash distribution to common stockholders	(281,635)	—	(276,320)	(275,597)	(275,368)
Cash distribution to redeemable OP unitholders	(1,858)	—	(1,957)	(1,827)	(1,893)
Cash issued for redemption of OP and Class C Units	(655)	—	—	—	—
Contributions from noncontrolling interests	—	—	2,175	125	2,102
Distributions to noncontrolling interests	(3,339)	(1,939)	(5,092)	(1,746)	(2,410)
Other	(4,687)	39	841	6,405	3,297
Net cash (used in) provided by financing activities	(503,248)	(93,073)	(805,871)	(275,458)	503,075
Net (decrease) increase in cash, cash equivalents and restricted cash	(24,676)	26,757	(7,493)	(15,169)	(183,777)
Effect of foreign currency translation	5	(89)	(2,618)	3,406	(118)
Cash, cash equivalents and restricted cash at beginning of period	188,253	161,585	171,696	183,459	367,354
Cash, cash equivalents and restricted cash at end of period	$163,582	$188,253	$161,585	$171,696	$183,459

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$28,910	$219,135	$1,505	$16,347	$188,919
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(201,753)	—	—	(84,995)
Other assets	4,112	1,830	(1,450)	(3,723)	(373)
Debt	—	10,602	—	12,167	52,462
Other liabilities	15,938	6,788	(1,664)	(2,922)	68,676
Deferred income tax liability	—	1,247	64	3,384	(19,564)
Noncontrolling interests	—	575	1,655	(5)	1,977
Equity issued for redemption of OP and Class C Units	266	1,308	335	288	22,071

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

							YOY
	2017					2018	Growth
	Q1	Q2	Q3	Q4	FY	Q1	'17-'18
Income from continuing operations	$155,912	$152,272	$156,930	$178,835	$643,949	$80,060	(49%)
Income from continuing operations per share	$0.44	$0.42	$0.44	$0.50	$1.80	$0.22	(50%)
Discontinued operations	(53)	(23)	(19)	(15)	(110)	(10)
Gain on real estate dispositions	43,289	719	458,280	214,985	717,273	48
Net income	199,148	152,968	615,191	393,805	1,361,112	80,098
Net income attributable to noncontrolling interests	1,021	1,137	1,233	1,251	4,642	1,395
Net income attributable to common stockholders	$198,127	$151,831	$613,958	$392,554	$1,356,470	$78,703	(60%)
Net income attributable to common stockholders per share	$0.55	$0.42	$1.71	$1.09	$3.78	$0.22	(60%)
Adjustments:
Depreciation and amortization on real estate assets	215,961	222,347	211,784	230,996	881,088	231,495
Depreciation on real estate assets related to noncontrolling interests	(1,995)	(1,817)	(1,911)	(1,842)	(7,565)	(1,811)
Depreciation on real estate assets related to unconsolidated entities	1,187	1,458	855	731	4,231	1,030
Impairment on equity method investment	—	—	—	—	—	35,708
Gain on re-measurement of equity interest upon acquisition, net	(3,027)	—	—	—	(3,027)	—
Gain on real estate dispositions	(43,289)	(719)	(458,280)	(214,985)	(717,273)	(48)
Gain on real estate dispositions related to noncontrolling interests	—	—	18	—	18	—
Loss (gain) on real estate dispositions related to unconsolidated entities	23	(82)	(986)	(12)	(1,057)	—
Subtotal: FFO add-backs	168,860	221,187	(248,520)	14,888	156,415	266,374
Subtotal: FFO add-backs per share	$0.47	$0.62	$(0.69)	$0.04	$0.44	$0.74
FFO (NAREIT) attributable to common stockholders	$366,987	$373,018	$365,438	$407,442	$1,512,885	$345,077	(6%)
FFO (NAREIT) attributable to common stockholders per share	$1.03	$1.04	$1.02	$1.13	$4.22	$0.96	(7%)

Adjustments:
Change in fair value of financial instruments	23	(153)	8	81	(41)	(91)
Non-cash income tax benefit	(4,145)	(2,959)	(8,515)	(6,768)	(22,387)	(3,675)
Impact of tax reform	—	—	—	(36,539)	(36,539)	—
Loss (gain) on extinguishment of debt, net	403	47	486	(97)	839	10,987
Loss (gain) on non-real estate dispositions related to unconsolidated entities	4	(16)	(22)	(5)	(39)	4
Merger-related expenses, deal costs and re-audit costs	3,129	7,036	2,741	1,917	14,823	19,245
Amortization of other intangibles	438	365	328	327	1,458	328
Other items related to unconsolidated entities	212	280	1,207	1,489	3,188	2,847
Non-cash impact of changes to equity plan	999	1,711	1,372	1,371	5,453	1,581
Natural disaster expenses (recoveries), net	—	—	9,810	1,791	11,601	(383)
Subtotal: normalized FFO add-backs	1,063	6,311	7,415	(36,433)	(21,644)	30,843
Subtotal: normalized FFO add-backs per share	$0.00	$0.02	$0.02	$(0.10)	$(0.06)	$0.09
Normalized FFO attributable to common stockholders	$368,050	$379,329	$372,853	$371,009	$1,491,241	$375,920	2%
Normalized FFO attributable to common stockholders per share	$1.03	$1.06	$1.04	$1.03	$4.16	$1.05	2%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,015)	(5,834)	(5,434)	(4,254)	(20,537)	(3,865)
Other non-cash amortization, including fair market value of debt	2,460	4,124	4,602	4,872	16,058	3,777
Stock-based compensation	5,702	4,984	5,155	5,249	21,090	5,543
Straight-lining of rental income, net	(5,377)	(5,778)	(6,229)	(5,750)	(23,134)	(3,622)
Subtotal: non-cash items included in normalized FFO	(2,230)	(2,504)	(1,906)	117	(6,523)	1,833
Capital expenditures	(24,919)	(33,148)	(30,899)	(49,812)	(138,778)	(22,233)
Normalized FAD attributable to common stockholders	$340,901	$343,677	$340,048	$321,314	$1,345,940	$355,520	4%
Merger-related expenses, deal costs and re-audit costs	(3,129)	(7,036)	(2,741)	(1,917)	(14,823)	(19,245)
Other items related to unconsolidated entities	(212)	(280)	(1,207)	(1,489)	(3,188)	(2,847)
FAD attributable to common stockholders	$337,560	$336,361	$336,100	$317,908	$1,327,929	$333,428	(1%)
Weighted average diluted shares	357,572	358,311	359,333	359,184	358,566	358,853

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2018 - Guidance		FY2018 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$435	$453	$1.21	$1.26

Gain on Real Estate Dispositions	29	39	0.08	0.11
Other Adjustments [3]	(5)	(6)	(0.01)	(0.02)

Net Income Attributable to Common Stockholders	$459	$486	$1.28	$1.35

Depreciation and Amortization Adjustments	884	896	2.46	2.50
Gain on Real Estate Dispositions	(29)	(39)	(0.08)	(0.11)
Other Adjustments [3]	36	36	0.10	0.10

FFO (NAREIT) Attributable to Common Stockholders	$1,350	$1,379	$3.76	$3.84

Merger-Related Expenses, Deal Costs and Re-Audit Costs	40	35	0.11	0.10
Loss on Extinguishment of Debt, Net	45	60	0.13	0.17
Other Adjustments [3,4]	(3)	(13)	(0.01)	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,432	$1,461	$3.99	$4.07
% Year-Over-Year Growth			(4%)	(2%)

Non-Cash Items Included in Normalized FFO	4	2
Capital Expenditures	(139)	(148)

Normalized FAD Attributable to Common Stockholders	$1,297	$1,315

Merger-Related Expense, Deal Costs and Re-Audit Costs	(40)	(35)
Other Adjustments [3]	(5)	(4)

FAD Attributable to Common Stockholders	$1,252	$1,276

Weighted Average Diluted Shares (in millions)	359	359
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.
[4]	Includes adjustments related to one-time write-offs of straight-line rent, market lease intangibles and deferred revenue, all related to the Brookdale Agreement.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses and net expenses or recoveries related to natural disasters, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended March 31, 2018, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

For a reconciliation of net debt to Adjusted Pro Forma EBITDA for the quarter ended December 31, 2017, please refer to the reconciliation included in the Company's Current Report on Form 8-K filed with the SEC on February 9, 2018, which reconciliation is hereby incorporated by reference.

Income from continuing operations	$80,060
Discontinued operations	(10)
Gain on real estate dispositions	48
Net income	80,098
Net income attributable to noncontrolling interests	1,395
Net income attributable to common stockholders	78,703
Adjustments:
Interest	111,363
Loss on extinguishment of debt, net	10,977
Taxes (including tax amounts in general, administrative and professional fees)	(2,390)
Depreciation and amortization	233,150
Non-cash stock-based compensation expense	7,124
Merger-related expenses, deal costs and re-audit costs	18,737
Net income (loss) attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(3,032)
(Income) loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	44,939
Gain on real estate dispositions	(48)
Unrealized foreign currency losses	377
Change in fair value of financial instruments	(89)
Natural disaster expenses (recoveries), net	(383)
Adjusted EBITDA	499,428
Pro forma adjustments for current period activity	(7,285)
Adjusted Pro Forma EBITDA	$492,143

Adjusted Pro Forma EBITDA annualized	$1,968,572

As of March 31, 2018:
Total debt	$11,039,812
Debt on held for sale assets	59,206
Cash	(92,543)
Restricted cash pertaining to debt	(26,843)
Consolidated joint venture partners’ share of debt	(113,996)
Ventas share of debt from unconsolidated entities	57,629
Net debt	$10,923,265

Net debt to Adjusted Pro Forma EBITDA	5.5	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period, and for office operations, redevelopment assets. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net Leased Properties	Senior Living Operations	Office Operations	All Other	Total
For the Three Months Ended March 31, 2018
Income from continuing operations					$80,060
Adjustments:
Interest and other income					(9,634)
Interest					111,363
Depreciation and amortization					233,150
General, administrative and professional fees					37,174
Loss on extinguishment of debt, net					10,977
Merger-related expenses and deal costs					17,336
Other					3,120
Loss from unconsolidated entities					40,739
Income tax benefit					(3,242)
Reported Segment NOI	$191,783	$162,533	$134,994	$31,733	521,043
Adjustments:
Modification fee	—	—	431	—	431
Normalizing adjustment for technology costs	—	365	—	—	365
NOI not included in same-store	(12,994)	(15,747)	(15,462)	—	(44,203)
Straight-lining of rental income	723	—	(4,345)	—	(3,622)
Non-cash rental income	(2,741)	—	(289)	—	(3,030)
Non-segment NOI	—	—	—	(31,733)	(31,733)
	(15,012)	(15,382)	(19,665)	(31,733)	(81,792)
Same-Store cash NOI (Constant Currency)	$176,771	$147,151	$115,329	$—	$439,251

Percentage increase	4.4%	0.7%	2.2%		2.6%

	Triple-Net Leased Properties	Senior Living Operations	Office Operations	All Other	Total
For the Three Months Ended March 31, 2017
Income from continuing operations					$155,912
Adjustments:
Interest and other income					(481)
Interest					108,804
Depreciation and amortization					217,783
General, administrative and professional fees					33,961
Loss on extinguishment of debt, net					309
Merger-related expenses and deal costs					2,056
Other					1,188
Income from unconsolidated entities					(3,150)
Income tax benefit					(3,145)
Reported Segment NOI	$210,532	$152,115	$130,174	$20,416	513,237
Adjustments:
NOI not included in same-store	(36,600)	(6,821)	(12,544)	—	(55,965)
Straight-lining of rental income	(666)	—	(4,711)	—	(5,377)
Non-cash rental income	(4,632)	—	(118)	—	(4,750)
Non-segment NOI	—	—	—	(20,416)	(20,416)
NOI impact from change in FX	607	769	—	—	1,376
	(41,291)	(6,052)	(17,373)	(20,416)	(85,132)
Same-Store cash NOI (Constant Currency)	$169,241	$146,063	$112,801	$—	$428,105

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2018 - Guidance
	Tentative / Preliminary and Subject to Change
	NNN	SHOP	Office	Non-Segment	Total
High End
Income from Continuing Operations					$453
Depreciation and Amortization[3]					906
Interest Expense, G&A, Other Income and Expenses[4]					666
Reported Segment NOI[5]	$739	$641	$542	$105	2,025
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(33)	(74)	(85)	(105)	(297)
Same-Store Cash NOI[5]	706	568	457	—	1,729
Percentage Increase	3.0%	(1.0%)	2.75%	NM	1.5%

Modification Fees	(3)	—	(0)	—	(3)
Adjusted Same-Store Cash NOI[5]	$703	$568	$457	$—	$1,726
Adjusted Percentage Increase	2.6%	(1.0%)	2.7%	NM	1.3%

Low End
Income from Continuing Operations					$435
Depreciation and Amortization[3]					896
Interest Expense, G&A, Other Income and Expenses[4]					662
Reported Segment NOI[5]	$732	$624	$537	$89	1,993
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(33)	(74)	(84)	(89)	(281)
Same-Store Cash NOI[5]	699	551	453	—	1,713
Percentage Increase	2.0%	(4.0%)	1.75%	NM	0.5%

Modification Fees	(3)	—	(0)	—	(3)
Adjusted Same-Store Cash NOI[5]	$696	$551	$453	$—	$1,710
Adjusted Percentage Increase	1.6%	(4.0%)	1.7%	NM	0.3%

Prior Year
Income from Continuing Operations					$644
Depreciation and Amortization[3]					888
Interest Expense, G&A, Other Income and Expenses[4]					550
Reported Segment NOI	$845	$593	$525	$119	2,082
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(162)	(25)	(80)	(119)	(386)
NOI Impact from Change in FX	2	3	—	—	5
Same-Store Cash NOI	685	574	445	—	1,704
Modification Fees	—	—	—	—	—

Adjusted Same-Store Cash NOI	$685	$574	$445	$—	$1,704

	2018
GBP (£) to USD ($)	1.41
USD ($) to CAD (C$)	1.26
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	See tables titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three months ended March 31, 2018 for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS